Exhibit 23.2

[LETTERHEAD OF SADLER, GIBB & ASSOCIATES, L.L.C.]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Interups Inc.

As independent registered public accountants, we hereby consent to the use of our report dated June 25, 2012, with respect to the financial statements of Interups Inc., in its registration statement on Form S-1 Amendment No. 2 relating to the registration of 10,000,000 shares of common stock. We also consent to the reference of our firm under the caption "interests of named experts and counsel" in the registration statement.



/s/ Sadler, Gibb & Associates, LLC
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Farmington, UT
December 21, 2012